                                                                   EXHIBIT 10.24


               AMENDMENT NUMBER NINE TO CONSOLIDATED, AMENDED AND
                      RESTATED LOAN AND SECURITY AGREEMENT

     THIS AMENDMENT NUMBER NINE TO CONSOLIDATED, AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment"), is entered into as of December 21, 1999, between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, MALIBU ENTERTAINMENT WORLDWIDE, INC., a Georgia corporation ("MEWI"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, MOUNTASIA MANAGEMENT COMPANY, a Georgia corporation ("MMC"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, MALIBU GRAND PRIX CORPORATION, a Delaware corporation ("MGPC"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, TUCSON MGPC, INC., an Arizona corporation ("Tucson"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, FRESNO MGPC, INC., a California corporation ("Fresno"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, NORTH HOLLYWOOD CASTLE MGPC, INC., a California corporation ("NHC"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, PUENTE HILLS MGPC, INC., a California corporation ("PH"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, PUENTE HILLS SHOWBOAT MGPC, INC., a California corporation ("PHS"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, REDONDO BEACH CASTLE MGPC, INC., a California corporation ("RBC"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, REDWOOD CITY CASTLE MGPC, INC., a California corporation ("RCC"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, REDWOOD CITY MGPC, INC., a California corporation ("RC"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, SAN DIEGO MGPC, INC., a California corporation ("San Diego"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, PORTLAND MGPC, INC., an Oregon corporation ("Portland"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, AUSTIN MGPC, INC., a Texas corporation ("Austin"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, DALLAS CASTLE MGPC, INC., a Texas corporation ("DC"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, SAN ANTONIO CASTLE MGPC, INC., a Texas corporation ("SAC"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, SAN ANTONIO MGPC, INC., a Texas corporation ("San Antonio"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, MOUNTASIA DEVELOPMENT COMPANY, a Georgia corporation ("MDC"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, MALIBU GRAND PRIX DESIGN & MANUFACTURING, INC., a California corporation ("MGPDMI"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, MALIBU GRAND PRIX FINANCIAL SERVICES, INC., a California corporation ("MGPFSI"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, OFF TRACK MANAGEMENT, INC., a California corporation ("Off Track"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, MGP

SPECIAL, INC., a California corporation ("Special"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, AMUSEMENT MANAGEMENT FLORIDA, INC., a Florida corporation ("Amusement"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, MALIBU GRAND PRIX CONSULTING, INC., a California corporation ("Consulting"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, MOUNTASIA - MEI INTERNATIONAL, INC., a Georgia corporation ("MMEII"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, MOUNTASIA - MEI LIMITED COMPANY, INC., a California corporation ("MMEILC"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, MOUNTASIA - MEI CALIFORNIA, INC., a California corporation ("MCNC"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, MOUNTASIA - MEI CALIFORNIA LIMITED PARTNERSHIP, a California limited partnership ("MMEICLP"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, and MOUNTASIA FAMILY ENTERTAINMENT CENTERS, INC., a Texas corporation ("MFEC"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201.

                                    Recitals:

A. Foothill and Borrower are parties to the Consolidated, Amended, and Restated Loan and Security Agreement, entered into as of August 22, 1996, (as amended from time to time prior to the date hereof, the "Loan Agreement").

B. Borrower has requested Foothill (i) to amend the Loan Agreement to the extent necessary to provide for the extension of an Overadvance to Borrower in excess of the amount otherwise available under the terms and conditions of the Loan Agreement in the amount of up to $4,800,000 (the "Requested Overadvance"), which will be disbursed in stages as set forth herein.

C. Foothill is willing to so amend the Loan Agreement to extend the Requested Overadvance to Borrower in accordance with the terms and conditions hereof.

                                   Agreement:

     NOW, THEREFORE, in consideration of the mutual promises contained herein, Foothill and Borrower hereby agree as follows:

     All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Loan Agreement.

     1. Amendments to the Loan Agreement.

          a. Section 1.1 of the Loan Agreement hereby is amended by adding each of the following definitions in alphabetical order:

     "EBITDA" means, for any period, determined on a consolidated basis, the sum of (a) net income (or net loss) exclusive of any reduction in the bad debt reserves to the extent any such reduction results in an increase in net income,
(b) interest expense, (c) income tax expense, (d) depreciation expense, (e) amortization expense, and (f) non-cash charges relating to non-recurring write downs of furniture, fixtures and equipment and general intangibles, in each case determined in accordance with GAAP for such period; provided, that, in connection with any disposition of any FunCenter, required levels of EBITDA shall be adjusted to exclude such disposed-of FunCenter, effective with the month of disposition of such FunCenter, such adjustments to be based on the projected levels of EBITDA for such FunCenter contained in the formal business projections of Borrower for its fiscal year 2000 to be delivered to Foothill no later than January 31, 2000.

     "Ninth Amendment" means that certain Amendment Number Nine to Consolidated, Amended, and Restated Loan and Security Agreement, dated as of December 21, 1999.

     "Ninth Amendment Closing Date" means the date on which each of the conditions precedent set forth in Section 3 of the Ninth Amendment are satisfied in full.

     "Permanent Reduction Date" means the date on which Borrower shall repay the outstanding Obligations to an aggregate amount of not more than $10,000,000.

     "Permitted Overadvance Amount" means: (a) on and after the Ninth Amendment Closing Date and prior to December 29, 1999, $1,800,000 (of which $300,000 represents a ratable portion of the Permitted Overadvance Fee); (b) on and after December 29, 1999 and prior to January 5, 2000, $2,400,000 (of which $400,000 represents a ratable portion of the Permitted Overadvance Fee); (c) on and after January 5, 2000 and prior to January 19, 2000, $3,000,000 (of which $500,000 represents a ratable portion of the Permitted Overadvance Fee); (d) on and after January 19, 2000 and prior to February 2, 2000, $3,600,000 (of which $600,000 represents a ratable portion of the Permitted Overadvance Fee); (e) on and after February 2, 2000 and prior to February 16, 2000, $4,200,000 (of which $700,000 represents a ratable portion of the Permitted Overadvance Fee); (f) on and after February 16, 2000 and prior to June 30, 1999, $4,800,000 (of which $800,000 represents a ratable portion of the Permitted Overadvance Fee); and (f) on and after July 1, 2000, zero dollars; provided, however, that, at any time prior to the date of the mandatory reduction in the Permitted Overadvance Amount as set forth above, Borrower may prepay all or part of the outstanding amount of any Overadvance without penalty (except as otherwise provided in Section 2.10(f) with respect to the Permitted Overadvance Fee), and on and after the date of any such prepayment, the Permitted Overadvance Amount shall be permanently reduced by an amount equal to any such prepayment amount.

     "Required Pay-Down Date" means June 30, 2000, or, if Borrower shall have entered into binding agreements for Permitted Dispositions of Collateral, in each instance satisfactory to Foothill in its reasonable discretion (including, without limitation, providing for the payment to Borrower or into escrow in connection therewith of earnest money (in the form of cash deposits or an equivalent acceptable to Foothill refundable only on conditions reasonably acceptable to Foothill) in an amount equal to or greater than 5% of the gross sales price of the Collateral subject thereto) and in an aggregate amount sufficient to reduce the aggregate amount

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


of the Obligations outstanding to not more than $10,000,000 on or before August 31, 2000, then August 31, 2000.

          b. Section 1.1 of the Loan Agreement hereby is amended by deleting each of the following definitions in their entirety and substituting the following in lieu thereof:

     "Required Amount" means the greater of (i) an amount equal to 75% of the Net Cash Proceeds received by Borrower in connection with such Permitted Disposition, (ii) an amount equal to 125% of the net book value (as of the most recently completed fiscal quarter) of the Equipment or Real Property that is the subject of such Permitted Disposition, or (iii) if the Equipment or Real Property that is the subject of the Permitted Disposition is a FunCenter or other operating unit of Borrower, an amount equal to 3 times the Operating Cash Flow (prior to any overhead allocation and for the 12 months ended as of Borrower's most recently completed fiscal quarter) of such FunCenter or other operating unit (or such other lesser amount as shall be consented to by Foothill in writing in connection therewith); provided, however, that anything contained in the forgoing to the contrary notwithstanding, (a) the Required Amount in connection with the Permitted Disposition of Borrower's FunCenter located in Redwood City, California shall be equal to or greater than $6,000,000; (b) the Required Amount in connection with the Permitted Disposition of Borrower's FunCenter known as Miami Castle shall be equal to or greater than $4,149,000;
(c) the Required Amount in connection with the Permitted Disposition of Borrower's FunCenter known as Columbus MEI shall be equal to or greater than $1,870,500; (d) the Required Amount in connection with the Permitted Disposition of Borrower's FunCenter known as Atlanta Speedzone shall be equal to or greater than $2,909,500; (e) the Required Amount in connection with the Permitted Disposition of Borrower's FunCenter known as Spartanburg MEI shall be equal to or greater than $523,000; (f) the Required Amount in connection with the Permitted Disposition of Borrower's FunCenter known as Tampa Complex shall be equal to or greater than $2,344,500; (g) the Required Amount in connection with the Permitted Disposition of Borrower's Real Property known as Arlington raw land shall be equal to or greater than $725,500; (h) the Required Amount in connection with the Permitted Disposition of Borrower's Real Property known as Charlotte raw land shall be equal to or greater than $530,000; and (i) the aggregate minimum combined Required Amounts for the properties covered by clauses (b) through (h), inclusive, above, shall be equal to or greater than $13,052,000.

     "Term Loans" shall mean Term Loan A.

          c. Section 1.1 of the Loan Agreement hereby is amended by deleting each of the following definitions in their entirety:

     "Average Unused Portion of the Term Loan A Commitment"

     "Term Loan A Commitment"

     "Term Loan A Repayment Date"

     "Term Loan B"


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


     "Term Loan B Commitment"

          d. Subsections 2.1(a) and (b) of the Loan Agreement hereby are amended and restated in their entirety, and a new subsection (d) is hereby added to Section 2.1 of the Loan agreement, as follows:

     2.1  ADVANCES.

     (a) Subject to the terms and conditions of this Agreement, Foothill agrees to make advances ("Advances") to Borrower in an amount at any one time outstanding not to exceed the Maximum Revolving Amount plus the then applicable Permitted Overadvance Amount.

     (b) Amounts borrowed pursuant to this Section 2.1 may be repaid at any time without penalty. Once repaid, Advances may not be reborrowed.

     (c) From and after the Ninth Amendment Closing Date and until June 30, 2000, subject to the terms and conditions of this Agreement, Foothill commits to make Overadvances to Borrower at any time up to the Permitted Overadvance Amount in the aggregate, which Overadvances shall be funded automatically as they become available (e.g. $1,500,000 of cash plus $300,000 of related accrued fee on the Ninth Amendment Closing Date, $500,000 of cash plus $100,000 of related accrued fee on December 29, 1999, etc.).

          e. Section 2.2 of the Loan Agreement hereby is amended and restated in its entirety as follows:

     2.2 TERM LOAN. (a) On the Closing Date, a portion of the Existing Loans shall be converted into a term loan (the "Term Loan A") in the original principal amount of $12,500,000. The outstanding principal balance and all accrued and unpaid interest under Term Loan A shall be due and payable upon the earlier of (i) the Maturity Date, or (ii) the date of termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise. The unpaid principal balance of Term Loan A may be prepaid in whole or in part without penalty or premium (except to the extent, if any, that the Exit Fee or Early Termination Premium may be applicable) at any time during the term of this Agreement upon 15 days prior written notice by Borrower to Foothill; provided, however, that, any prepayment of Term Loan A shall be deemed to constitute and shall result in a permanent reduction of the principal amount of Term Loan A. All amounts outstanding under Term Loan A shall constitute Obligations.

          f. Section 2.3 of the Loan Agreement hereby is amended and restated in its entirety as follows:

     2.3 [INTENTIONALLY OMITTED.]

          g. Section 2.4 of the Loan Agreement hereby is amended and restated in its entirety as follows:


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


     2.4 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Borrower to Foothill pursuant to Section 2.1 is greater than the Dollar limitations set forth in Section 2.1 less (without duplication) any applicable reserves (any such excess, an "Overadvance") by an amount greater than the then applicable Permitted Overadvance Amount, Borrower immediately shall pay to Foothill, in cash, the amount of such excess to be used by Foothill to repay Advances outstanding under Section 2.1.

          h. Subsections 2.5(a), (b), and (c) of the Loan Agreement hereby are amended and restated in their entirety as follows:

     2.5 INTEREST: RATES, PAYMENTS, AND CALCULATIONS.

     (a) Interest Rate. Except as provided in clause (b) below, (i) prior to the Permanent Reduction Date, all Obligations shall bear interest at a per annum rate of 3.0 percentage points above the Reference Rate, and (ii) on and after the Permanent Reduction Date, all Obligations shall bear interest at a per annum rate of 2.0 percentage points above the Reference Rate.

     (b) Default Rate. From and after and during the continuation of an Event of Default, all Obligations shall bear interest at a per annum rate equal to 6.0 percentage points above the Reference Rate.

     (c) Minimum Interest. In no event shall the rate of interest chargeable hereunder for any day be less than 8.5% per annum. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

          i. Subsections 2.10(b) and (c) of the Loan Agreement hereby are amended and restated in their entirety as follows:

     (b) [Intentionally omitted.]

     (c) Unused Commitment Fee. On the first day of each month during the term of this Agreement, an unused commitment fee in an amount equal to 0.5% per annum times the Average Unused Portion of the Maximum Revolving Amount (provided that this fee does not apply with respect to any Overadvance);

          j. Section 2.10 of the Loan Agreement hereby is amended by deleting the "and" at the end of existing subsection (d), replacing the period at the end of existing subsection (e) with "; and" and amending and restating existing subsection (f) in its entirety as follows:

     (f) Permitted Overadvance Fee: In connection with the Ninth Amendment, a fee of $800,000 shall be payable by Borrower to Foothill as follows: On the Ninth Amendment Closing Date, $300,000 of such fee shall accrue and be charged to Borrower's Loan Account. On December 29, 1999, $100,000 of such fee shall accrue and be charged to Borrower's Loan Account. On January 5, 2000, $100,000 of such fee shall accrue and be charged to Borrower's


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


Loan Account. On January 19, 2000, $100,000 of such fee shall accrue and be charged to Borrower's Loan Account. On February 2, 2000, $100,000 of such fee shall accrue and be charged to Borrower's Loan Account. On February 16, 2000, $100,000 of such fee shall accrue and be charged to Borrower's Loan Account. The foregoing notwithstanding, the entire $800,000 of such fee shall be fully earned and non-refundable as of the Ninth Amendment Closing Date without regard to whether Borrower ever fully utilizes the entire Overadvance provided for by the Ninth Amendment. In the event of any termination of this Agreement prior to the date that the full amount of such fee has accrued as set forth above, or in the event that the maturity of the Obligations is accelerated or the Obligations are prepaid in full prior to the date that the full amount of such fee has accrued as set forth above, then, in any such event, the full amount of such fee immediately shall accrue and shall be due and payable on such date.

          k. Section 2.12 of the Loan Agreement hereby is amended and restated in its entirety as follows:

     2.12 MANDATORY PREPAYMENTS AND COMMITMENT REDUCTIONS.

     (a) On or before the Required Pay-Down Date, Borrower shall:

          (i) repay the Permitted Overadvance Amount outstanding as of the date of any such repayment from the Net Cash Proceeds of any Permitted Dispositions of the Collateral in an amount equal to the Required Amount applicable thereto, and the amount so prepaid shall permanently reduce the Permitted Overadvance Amount; and

          (ii) if the Permitted Overadvance Amount has been repaid in full pursuant to clause (i) above, repay Term Loan A from the Net Cash Proceeds of any Permitted Dispositions of the Collateral in an amount equal to the Required Amount applicable thereto (or the balance remaining after the repayment of the Permitted Overadvance Amount pursuant to clause (i) above, as applicable) sufficient to reduce the aggregate amount of the Obligations outstanding to not more than $10,000,000, and the amount so prepaid shall permanently reduce Term Loan A; and

          (iii) if the Permitted Overadvance Amount and Term Loan A have been repaid or prepaid in full pursuant to clauses (i) and (ii) above and the aggregate amount of the Obligations outstanding remains in excess of $10,000,000, then repay the Advances made by Foothill to Borrower under
   Section 2.1 from the Net Cash Proceeds of any such Permitted Dispositions of the Collateral in an amount equal to the Required Amount applicable thereto (or the balance remaining after the prepayment of the Permitted Overadvance Amount and Term Loan A pursuant to clauses (i) and (ii) above) sufficient to reduce the aggregate amount of the Obligations outstanding to not more than $10,000,000, and the amount so prepaid automatically shall permanently reduce the Maximum Revolving Amount, on a dollar-for-dollar basis.

     (b) Thereafter, immediately upon receipt by Borrower of Net Cash Proceeds of any Permitted Disposition (other than an Ordinary Course Disposition), Borrower shall:


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


          (i) prepay the Permitted Overadvance Amount outstanding (if any) as of the date of any such repayment in an amount equal to the Required Amount applicable to such Permitted Disposition and the amount so prepaid shall permanently reduce the Permitted Overadvance Amount; and

          (ii) if the Permitted Overadvance Amount outstanding (if any) has been repaid in full pursuant to clause (i) above or otherwise, prepay Term Loan A in an amount equal to the Required Amount applicable to such Permitted Disposition (or the balance remaining after the repayment of the Permitted Overadvance Amount outstanding pursuant to clause (i) above, as applicable) and the amount so prepaid shall permanently reduce Term Loan A; and

          (iii) if the Permitted Overadvance Amount outstanding (if any) and Term Loan A have been repaid or prepaid in full pursuant to clauses (i) and
   (ii) above, prepay the Advances made by Foothill to Borrower under Section
   2.1 in an amount equal to the Required Amount applicable to such Permitted Disposition (or the balance remaining after the prepayment of the Permitted Overadvance Amount outstanding and Term Loan A pursuant to clauses (i) and
   (ii) above, as applicable), and the amount so prepaid automatically shall permanently reduce the Maximum Revolving Amount, on a dollar-for-dollar basis.

     (c) On the date on which the remaining aggregate amount of the Obligations outstanding, after giving effect to any repayments or prepayments made in accordance with this Section 2.12 or otherwise, shall be $3,750,000 or less, then Borrower shall repay the entire remaining outstanding amount of the Obligations in full, in cash.

          l. Section 3.2 of the Loan Agreement hereby is amended and restated in its entirety as follows:

     3.2 [INTENTIONALLY OMITTED.]

          m. Section 3.9 of the Loan Agreement hereby is amended and restated in its entirety as follows:

     3.9 [INTENTIONALLY OMITTED.]

          n. The following new Section 6.16 hereby inserted in its entirety immediately following existing Section 6.15 of the Loan
               Agreement:

     6.16 ENVIRONMENTAL TESTING. At any time that Borrower elects to obtain same, Borrower shall deliver updated phase-I environmental reports and real estate surveys to Foothill with respect to the Real Property Collateral or any portion thereof. Once a year, at Borrower's expense, Foothill may cause its environmental consultant to review any environmental reports, records or real estate surveys held by Borrower with respect to the Real Property Collateral or any portion thereof, to advise Foothill of their contents or adequacy.

          o. The following new subsection 7.19(e) hereby inserted in its entirety immediately following existing subsection 7.19(d) of the Loan Agreement:


     (e) Minimum EBITDA. EBITDA, on a consolidated basis, as of the last day of each Relevant Measuring Period most recently ended of not less than the relevant amount set forth in the following table, measured on a fiscal quarter-end basis:


            Period Ending                                 Minimum EBITDA
            -------------                                 --------------
6/30/2000 and each period thereafter         To be determined by Foothill on or before
                                             2/28/2000 on the basis of Borrower's
                                             projections to be delivered
                                             to Foothill on or before 1/31/2000.


     2. Condition to the Effectiveness of this Amendment. The effectiveness of this Amendment is subject to the fulfillment, to the satisfaction of Foothill and its counsel, of each of the following conditions (except for (b), which, if not fulfilled by the date required below, shall result in an Event of Default), each of which (except for (b)) is a condition precedent:

          a. Foothill shall have received the portion of the Permitted Overadvance fee that accrues on the Ninth Amendment Closing Date (which may be effected by charging Borrower's Loan Account, which Borrower hereby authorizes).

          b. Within 30 days after the Ninth Amendment Closing Date, Foothill, Borrower, and all other necessary Persons shall have entered into bailee agreements together with any such other documents, instruments, financing statements and agreements as Foothill shall require to evidence Foothill's security interest in Borrower's thirty five (35) Top Eliminator lanes currently located in the State of Utah, or wherever elsewhere located.

          c. On or before the date hereof, Foothill shall have received a certificate of the Assistant Secretary of Borrower attesting to the resolutions of Borrower's Board of Directors authorizing the execution, delivery, and performance of the Loan Agreement as amended by this Amendment and authorizing the specific officers of Borrower to execute same, the failure of Borrower to deliver such certificate shall constitute and Event of Default under the Loan Agreement;

          d. The representations and warranties in this Amendment, the Agreement as amended by this Amendment, and the other Loan Documents shall be true and correct in all respects on and as of the date hereof as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

          e. After giving effect hereto, no Event of Default or event which with the giving of notice or passage of time would constitute an Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein;

          f. No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any governmental authority against Borrower, Foothill, or any of their Affiliates;

          g. No material adverse change shall have occurred in the financial condition of Borrower or in the value of the Collateral that has not been disclosed to Foothill;

          h. SZ Capital shall have funded the remainder of its commitment (approximately $1,300,000) to purchase shares of preferred stock of MEWI; and

          i. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered, executed or recorded, as applicable, and shall be in form and substance satisfactory to Foothill and its counsel.

     3. Representations and Warranties. Borrower hereby represents and warrants to Foothill that (a) the execution, delivery, and performance of this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governments authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected, and (b) the Loan Agreement, as amended by this Amendment, constitutes Borrower's legal, valid, and binding obligation, enforceable against Borrower in accordance with its terms.

     4. Further Assurances. Borrower shall execute and deliver all financing statements, agreements, documents, and instruments, in form and substance satisfactory to Foothill, and take all actions as Foothill may reasonably request from time to time, to perfect and maintain the perfection and priority of Foothill's security interests in the Collateral, and to fully consummate the transactions contemplated under the Loan Agreement and this Amendment.

     5. Effect on Loan Documents. The Loan Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and each hereby is ratified and confirmed in all respects. Except as expressly set


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


forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of or as an amendment of any right, power, or remedy of Foothill under the Loan Agreement, as in effect prior to the date hereof.

     6. Miscellaneous.

          a. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, Seventh Amendment and this Amendment.

          b. Upon the effectiveness of this Amendment, each reference in the Loan Documents to the "Loan Agreement", "thereunder", "therein", 'thereof" or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, and this Amendment.

          c. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

          d. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

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


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the date first written above.

MALIBU ENTERTAINMENT WORLDWIDE, INC., a Georgia corporation
MOUNTASIA FAMILY ENTERTAINMENT CENTERS, INC., a Texas corporation
MOUNTASIA MANAGEMENT COMPANY, a Georgia corporation
MALIBU GRAND PRIX CORPORATION, a Delaware corporation
TUCSON MGPC, INC., an Arizona corporation
FRESNO MGPC, INC., a California corporation
NORTH HOLLYWOOD CASTLE MGPC, INC., a California corporation
PUENTE HILLS MGPC, INC., a California corporation
PUENTE HILLS SHOWBOAT MGPC, INC., a California corporation
REDONDO REACH CASTLE MGPC, INC., a California corporation
REDWOOD CITY CASTLE MGPC, INC., a California corporation
REDWOOD CITY MGPC, INC., a California corporation
SAN DIEGO MGPC, INC., a California corporation
PORTLAND MGPC, INC., an Oregon corporation
AUSTIN MGPC, INC., a Texas corporation
DALLAS CASTLE MGPC, INC., a Texas corporation
SAN ANTONIO CASTLE MGPC, INC., a Texas corporation
SAN ANTONIO MGPC, INC., a Texas corporation
MOUNTASIA DEVELOPMENT COMPANY, a Georgia corporation
MALIBU GRAND PRIX DESIGN & MANUFACTURING, INC., a California corporation MALIBU GRAND PRIX FINANCIAL SERVICES, INC., a California corporation
OFF TRACK MANAGEMENT, INC., a California corporation
MGP SPECIAL, INC., a California corporation
AMUSEMENT MANAGEMENT FLORIDA, INC., a Florida corporation
MALIBU GRAND PRIX CONSULTING, INC., a California corporation
MOUNTASIA - MEI INTERNATIONAL, INC., a Georgia corporation
MOUNTASIA - MEI LIMITED COMPANY, INC., a California corporation
MOUNTASIA - MEI CALIFORNIA, INC., a California corporation
MOUNTASIA - MEI INTERNATIONAL, INC., a Georgia corporation, in its capacity as general partner of MOUNTASIA - MEI CALIFORNIA LIMITED PARTNERSHIP, a California limited partnership

By:
   ----------------------------------
Name:
Title:

FOOTHILL CAPITAL CORPORATION,
a California corporation

By:
   ----------------------------------
Name:
Title:


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